                                                                     EXHIBIT 3.1


                               State of Delaware

                        Officer of the Secretary of State




         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CYTOCARE, INC.", CHANGING ITS NAME FROM "CYTOCARE, INC." TO "MEDSTONE INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 1995, AT 9 O'CLOCK A.M.
         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.




                                             -----------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE


2045284   8100                                     AUTHENTICATION:  7649321

950216289                                          DATE:            09-22-95





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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CYTOCARE, INC.

         Cytocare, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Board of Directors of the Corporation, at its meeting held on June 21, 1995, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation.

         RESOLVED: That Article 1 of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         The name of this corporation is "Medstone International, Inc."

         SECOND: That the foregoing amendment to the Certificate of Incorporation of the Corporation has been duly approved by the majority of the holders of outstanding stock entitled to vote at the Corporation's Annual Meeting of the Stockholder, held on September 21, 1995.

         THIRD: That the aforesaid amendment was duly adopted in accordance with Sections 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Cytocare, Inc. has caused this Certificate to be signed by David Radlinski, its Chief Executive Officer, this 21st day of September, 1995.


                                 CYTOCARE, INC.




                                 /s/  David Radlinski
                                 -----------------------------------
                                 David V. Radlinski, Chairman of the
                                 Board and Chief Executive Officer





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